Exhibit (e)(9)

Appendix A

Amended and Restated as of June 30, 2014

Name of Fund

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Energy MLP & Infrastructure Fund

ClearBridge Equity Fund

ClearBridge Equity Income Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Core Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Tactical Dividend Income Fund

Legg Mason Investment Counsel Financial Services Fund

Legg Mason Investment Counsel Social Awareness Fund

Permal Alternative Core Fund

Permal Alternative Select Fund

Name of Fund

QS Batterymarch Global Equity Fund

QS Batterymarch Managed Volatility Global Dividend Fund

QS Batterymarch Managed Volatility International Dividend Fund

QS Batterymarch S&P 500 Index Fund

QS Batterymarch U.S. Large Cap Equity Fund

QS Legg Mason Dynamic Multi-Strategy Fund

QS Legg Mason Lifestyle Allocation 30%

QS Legg Mason Lifestyle Allocation 50%

QS Legg Mason Lifestyle Allocation 70%

QS Legg Mason Lifestyle Allocation 85%

QS Legg Mason Target Retirement 2015

QS Legg Mason Target Retirement 2020

QS Legg Mason Target Retirement 2025

QS Legg Mason Target Retirement 2030

QS Legg Mason Target Retirement 2035

QS Legg Mason Target Retirement 2040

QS Legg Mason Target Retirement 2045

QS Legg Mason Target Retirement 2050

QS Legg Mason Target Retirement Fund